Exhibit 99.2 LSB Industries Transaction Summary and Rationale (NYSE: LXU) July 2021Exhibit 99.2 LSB Industries Transaction Summary and Rationale (NYSE: LXU) July 2021

Transaction Summary § LSB Industries, Inc. (“LSB” or the “Company”) is seeking to exchange its existing preferred stock held by Eldridge into common stock, with Eldridge, becoming a majority shareholder of LSB with ~ 60% ownership § Eldridge will be exchanging at a 30-day volume weighted average price (VWAP) common stock price of $6.16 per share § As a part of the transaction, existing stockholders will receive meaningful economic consideration, in the form of a special common stock dividend of 0.30 shares for every 1 share owned § This transaction will help to facilitate the refinancing of LSB’s senior secured notes on more attractive terms, placing the Company more in line with its public company peers and lowering the Company’s overall cost of capital and leverage profile § The Transaction is expected to close in early September 2021 2Transaction Summary § LSB Industries, Inc. (“LSB” or the “Company”) is seeking to exchange its existing preferred stock held by Eldridge into common stock, with Eldridge, becoming a majority shareholder of LSB with ~ 60% ownership § Eldridge will be exchanging at a 30-day volume weighted average price (VWAP) common stock price of $6.16 per share § As a part of the transaction, existing stockholders will receive meaningful economic consideration, in the form of a special common stock dividend of 0.30 shares for every 1 share owned § This transaction will help to facilitate the refinancing of LSB’s senior secured notes on more attractive terms, placing the Company more in line with its public company peers and lowering the Company’s overall cost of capital and leverage profile § The Transaction is expected to close in early September 2021 2

Key Transaction Rationale § Eliminates the current financial impact and repayment of the accrued compounding preferred stock and future accruing dividends at 14.5% (increasing to 16.0% in April 2023) unburdening the Company and unlocking stockholder value § The Special Committee, Board of Directors and LSB management believe this transaction should lead to a ratings upgrade, and expect that this will allow the Company to refinance its senior secured notes at a lower interest rate and on improved terms, which would reduce its annual cash interest expense and overall cost of capital § Improves the Company's financial flexibility allowing it to pursue organic growth initiatives, including in green ammonia and clean energy, and accretive M&A opportunities § Preserves the Company’s significant tax attributes, including $620 million of federal net operating losses, thereby protecting potentially significant future cash savings and stockholder value 3Key Transaction Rationale § Eliminates the current financial impact and repayment of the accrued compounding preferred stock and future accruing dividends at 14.5% (increasing to 16.0% in April 2023) unburdening the Company and unlocking stockholder value § The Special Committee, Board of Directors and LSB management believe this transaction should lead to a ratings upgrade, and expect that this will allow the Company to refinance its senior secured notes at a lower interest rate and on improved terms, which would reduce its annual cash interest expense and overall cost of capital § Improves the Company's financial flexibility allowing it to pursue organic growth initiatives, including in green ammonia and clean energy, and accretive M&A opportunities § Preserves the Company’s significant tax attributes, including $620 million of federal net operating losses, thereby protecting potentially significant future cash savings and stockholder value 3

Pro-Forma Capitalization

Pro Forma Capitalization[1]

($ M)	As of 3/31/21	*Adjustments*	Pro Forma
Cash , Cash Equivalents & Restricted Cash	$14	*($9)*	$5
9.625% Senior Secured Notes due 2023	$435	-	$435
Other Debt	$44	-	$44
Total Debt	**$479**	**-**	**$479**
Preferred Stock	$289	*($289)*	-
Market Capitalization[2]	$188	*$351*[3][4]	$539[3][4]
Total Capitalization	**$957**	**-**	**$1,019**
TTM Adj. EBITDA	**$67**		**$67**
Total Debt + Preferred / TTM Adj. EBITDA	**11.5x**		**7.1x**
Net Debt + Preferred / TTM Adj. EBITDA	**11.2x**		**7.1x**

Commitment to improve TTM adjusted EBITDA to reduce debt leverage

Note: Figures may not sum correctly due to rounding.

1) Excludes Series B & D preferred stock of $3.0mm.
2) Market capitalization calculated based on 30-day VWAP of $6.16 as of 7/16/21 and 30.6 million shares outstanding, including restricted stock.
3) Includes $57 million increase in shareholder equity as a result of special common stock dividend to existing stockholders of 0.30 shares for every one share owned.
4) Based on exchange of Preferred Stock at liquidation preference of $301.7 million as of 7/19/2021.

LSB INDUSTRIES 4

Reducing Leverage Profile with Target Leverage of 4x or Less



$ Millions
Total Debt + Preferred Stock(1)
1000.0
900.0
800.0
700.0
600.0
500.0
400.0
300.0
200.0
100.0
0.0
$654
$715
$762
$769
$479
214
244
279
289
440
471
483
479
2018
2019
2020
Q1 2021
PF Q1 2021
Debt
Preferred Stock



Net Leverage Multiples(2)(3)
15.0x
10.0x
5.0x
0.0x
8.1x
10.0x
11.4x
11.2x
7.1x
4.5x(4)
Expected further decline as adjusted EBITDA grows
2018
2019
2020
Q1 2021
PF Q1 2021
2021(4) Analyst EBITDA Consensus

- The balance sheet is immediately simplified with the removal of the preferred stock, and leverage multiples drop to 7.1x[2][3] (PF Q1 2021) and 4.5x based on the consensus analyst 2021 EBITDA estimates of $106 million
- LSB is committed to continue strengthening its balance sheet to bolster its credit metrics and reduce its debt leverage as adjusted EBITDA improves throughout the balance of 2021
- No cash consideration paid in the conversion of the preferred stock, avoiding the burden of additional debt and allowing leverage to be accessed for other strategic initiatives

Note: Figures may not sum correctly due to rounding.

1) Long-term debt, including current portion and excluding OID. Preferred stock balance represents liquidation preference and includes Series E-1 participation rights based on the last day closing share price of each respective period. Excludes Series B & D preferred stock of $3.0mm.
2) Defined as (Total Debt + Preferred Stock - Cash) / Adjusted EBITDA. Excludes Series B & D preferred stock of $3.0mm.
3) See slide 10 for Adjusted EBITDA reconciliation.
4) Based on consensus analyst EBITDA estimates of $106 million.

5

Exchange Provides Financial Flexibility to Handle Commodity Price Volatility ($Millions) Illustrative Adjusted EBITDA Sensitivity Grid at natural gas cost of $3.00/mmbtu Trough Price Peak Price Key Factors: Average UAN Price/ST For A Year § Assumes no turnarounds at $130 $150 $170 $190 $210 any facility and the related impact from lost $200 $60 $70 $80 $90 $100 production/sales and additional expenses $250 $80 $90 $100 $110 $120 § Average ammonia plant on- stream rate of 97%, 95% and $300 $100 $110 $120 $130 $140 95% at El Dorado, Cherokee and Pryor, respectively $350 $120 $130 $140 $150 $160 § Every $0.10 change in natural gas cost is ~$2.0-$2.5 million $400 $140 $150 $160 $170 $180 (depending on product mix) impact to adjusted EBITDA § LSB’s financial performance is directly linked to commodity cycles, with LSB adjusted EBITDA closely correlating to the ammonia and UAN peak and trough selling prices § Per the above sensitivity grid, LSB’s annual adjusted EBITDA can range between approximately $60 million to $180 million at trough and peak pricing environments § Given the preferred stock has a 14.5% annual dividend, increasing to 16.0% by April 2023, this high dividend rate creates a burden on the Company and limits its opportunities to deliver value to common stockholders as the holder of the preferred stock takes no general economy, nitrogen market or other risks § In a lower selling price environment, PIK accretion will continue to detract from fundamental equity value and would only accelerate when the dividend rate step-up occurs in April 2023 6 Peak Price Trough Price Average Tampa Ammonia Price/MT For A YearExchange Provides Financial Flexibility to Handle Commodity Price Volatility ($Millions) Illustrative Adjusted EBITDA Sensitivity Grid at natural gas cost of $3.00/mmbtu Trough Price Peak Price Key Factors: Average UAN Price/ST For A Year § Assumes no turnarounds at $130 $150 $170 $190 $210 any facility and the related impact from lost $200 $60 $70 $80 $90 $100 production/sales and additional expenses $250 $80 $90 $100 $110 $120 § Average ammonia plant on- stream rate of 97%, 95% and $300 $100 $110 $120 $130 $140 95% at El Dorado, Cherokee and Pryor, respectively $350 $120 $130 $140 $150 $160 § Every $0.10 change in natural gas cost is ~$2.0-$2.5 million $400 $140 $150 $160 $170 $180 (depending on product mix) impact to adjusted EBITDA § LSB’s financial performance is directly linked to commodity cycles, with LSB adjusted EBITDA closely correlating to the ammonia and UAN peak and trough selling prices § Per the above sensitivity grid, LSB’s annual adjusted EBITDA can range between approximately $60 million to $180 million at trough and peak pricing environments § Given the preferred stock has a 14.5% annual dividend, increasing to 16.0% by April 2023, this high dividend rate creates a burden on the Company and limits its opportunities to deliver value to common stockholders as the holder of the preferred stock takes no general economy, nitrogen market or other risks § In a lower selling price environment, PIK accretion will continue to detract from fundamental equity value and would only accelerate when the dividend rate step-up occurs in April 2023 6 Peak Price Trough Price Average Tampa Ammonia Price/MT For A Year

Preferred Stock Balance Only Partially Redeemed at Peak Pricing Cycle

	LTM 3/21	Scenario 1: Trough Pricing Cycles			Scenario 2: Mid Pricing Cycles			Scenario 3: Peak Pricing Cycles		
		Year 1	Year 2	Year 3	Year 1	Year 2	Year 3	Year 1	Year 2	Year 3
Adjusted EBITDA		$ 60	$ 70	$ 80	$ 110	$ 120	$ 130	$ 160	$ 170	$ 180
(-) Interest Expense[1]		(50)	(50)	(50)	(40)	(40)	(40)	(40)	(40)	(40)
(-) Capex		(30)	(30)	(30)	(30)	(30)	(30)	(30)	(30)	(30)
Free Cash Flow		**$ (20)**	**$ (10)**	**$ -**	**$ 40**	**$ 50**	**$ 60**	**$ 90**	**$ 100**	**$ 110**
Beginning Preferred Stock Balance[2]		$ 289	$ 331	$ 380	$ 289	$ 307	$ 319	$ 289	$ 257	$ 212
(+) Preferred Stock Accretion		42	49	61	42	46	51	42	38	34
(-) Preferred Stock Paydown[3]		-	-	-	(24)	(34)	(44)	(74)	(84)	(94)
Ending Preferred Stock Balance	**$ 289**	**$ 331**	**$ 380**	**$ 441**	**$ 307**	**$ 319**	**$ 326**	**$ 257**	**$ 212**	**$ 151**

- Under the trough commodity pricing scenarios, LSB financial performance would be negatively impacted, and, as such, the Company may not have enough cash available to pay both the interest on the debt and the preferred stock dividend and, therefore, preferred stock balance would continue to grow
- The preferred stock will continue to amplify the capital structure risk, negatively impacting the common equity value, especially during trough pricing cycles
- In the best case scenario at peak pricing cycle and with lower financing cost on current outstanding debt from a refinance, LSB would not be able to earn its way out of the current capital structure

Note: Preferred stock balance represents liquidation preference Actual results may vary based on a number of factors, including many that are beyond the control of the Company. Analysis excludes Series B & D preferred stock of $3.0mm. For illustration purpose only.

1) Assumes better senior secured notes financing pricing in the mid-cycle and peak pricing cycles scenario.
2) Preferred Stock balance includes ~$1.9mm of participation rights value based on 30-day trailing VWAP of $6.16 as of 7/16/21. Assumes the preferred stock balance accrues at 14.5% in year 1, 15.0% in year 2 and 16.0% in year 3.
3) Assumes preferred paydown if total liquidity consisting of cash available for debt repayment + ABL availability is greater than $65mm.

LSB INDUSTRIES

7

Next Steps § Receive approval from shareholders to consummate the exchange of the Eldridge preferred stock into LSB common stock § Take advantage of issuer friendly credit market environment to refinance the Company’s existing debt § Continue to improve operations within a favorable fertilizer market backdrop and the recovery of industrial demand exiting the pandemic § Deliver improved financial results that will continue to bolster the Company’s credit metrics and achieve target leverage of 4x or below § Pursue margin enhancing business developments opportunities § Seek new projects to drive further improvement in operating performance and expand production, storage, and logistics capabilities § Pursue accretive M&A opportunities 8Next Steps § Receive approval from shareholders to consummate the exchange of the Eldridge preferred stock into LSB common stock § Take advantage of issuer friendly credit market environment to refinance the Company’s existing debt § Continue to improve operations within a favorable fertilizer market backdrop and the recovery of industrial demand exiting the pandemic § Deliver improved financial results that will continue to bolster the Company’s credit metrics and achieve target leverage of 4x or below § Pursue margin enhancing business developments opportunities § Seek new projects to drive further improvement in operating performance and expand production, storage, and logistics capabilities § Pursue accretive M&A opportunities 8

APPENDIXAPPENDIX

EBITDA Reconciliation

	2018	2019	2020	LTM 3/31/21
Net Loss	(72)	(63)	(62)	(56)
Interest expense	43	46	51	50
Loss on extinguishment of debt	6	--	--	--
Depreciation and amortization	73	70	71	70
Provision (benefit) for income taxes	2	(21)	(5)	(4)
Reported EBITDA	**51**	**32**	**55**	**60**
1 Stock-based compensation	8	2	2	2
2 Noncash loss (gain) on natural gas contracts	--	--	1	(1)
3 Legal fees (leidos)	5	10	6	3
4 Loss (gain) on disposal of assets and other	(2)	11	1	1
5 FMV adjustment on preferred stock embedded derivatives	(1)	(1)	(0)	1
6 Consulting costs associated with initiatives	4	1	1	(0)
7 Turnaround costs	10	13	0	0
8 Severance	3	1	--	--
Adjusted EBITDA	**78**	**69**	**65**	**67**

Adjustments

1. **Stock-based compensation:** Non-cash adjustment for options and restricted stock unit expense recognized in each period
2. **Noncash loss (gain) on natural gas contracts:** Represents non-cash impact of natural gas contracts
3. **Legal fees (Leidos):** Legal fees and expenses related to litigation and recovery efforts against Leidos
4. **Loss (gain) on disposal of assets:** Non-cash impact of assets sold or taken out of service during the period
5. **FMV adjustment on preferred stock embedded derivatives:** Unrealized loss from the change in fair value associated with the embedded derivative included in the Series E Preferred stock
6. **Consulting costs associated with initiatives:** Temporary costs related to current operational improvement initiatives
7. **Turnaround Costs:** As LSB does not capitalize turnaround costs, represents the effect of amortizing turnaround expenses over the period of benefit
8. **Severance:** During 2018 and 2019, the Company incurred costs of approximately $2.6 million and $0.6 million respectively, primarily related to corporate restructuring

10

Preferred Stock Reconciliation

	Quarterly			Current
	12/31/20	3/31/21	6/30/21	7/19/21
Beginning Preferred Balance	$ 268.7	$ 278.0	$ 287.5	$ 297.7
(+) Preferred Stock Periodic Dividend Accrual	9.3	9.5	10.2	2.2
Ending Preferred Stock Balance	**$ 278.0**	**$ 287.5**	**$ 297.7**	**$ 299.9**
Participation Rights Value[(1)]	1.9	1.9	1.9	1.9
Total Preferred Stock Balance	**$ 279.9**	**$ 289.4**	**$ 299.6**	**$ 301.7**
				Agreement Date

Note: Preferred stock balance represents liquidation preference. Preferred stock payments are scheduled to occur on May 1st and November 1st of each year.

1) For purposes of comparison, participation rights value across all periods is calculated using 30-day trailing VWAP of $6.16 as of 7/16/21 and 303,646 participant shares.

LSB INDUSTRIES

11

Safe Harbor Statement Forward Looking Statements § Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward- looking statements. Significant risks and uncertainties may relate to, but are not limited to, our ability to consummate the exchange transaction on the terms described herein or at all, business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for our products and feedstocks, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC). § Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including adjusted EBITDA and adjusted gross profit margin, which are provided to assist in an understanding of our business and its performance. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Non-GAAP financial measures should be read only in conjunction with consolidated financial statements and other financial information prepared in accordance with GAAP. Reconciliations of non-GAAP measures to the relevant GAAP measures are provided in the appendix of this presentation. 12

Safe Harbor Statement (continued)

No Offer or Solicitation

This presentation is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or an exemption from the registration requirements thereof.

Additional Information about the Exchange Transaction and Where to Find It

In connection with the proposed transaction, LSB intends to file with the SEC a proxy statement for the special meeting of LSB stockholders and may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that LSB may file with the SEC. The definitive proxy statement (if and when available) will be mailed to LSB stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT LSB AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about LSB and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by LSB may be obtained free of charge on LSB's website at www.lsbindustries.com or by contacting Michael Foster, General Counsel and Secretary by email at mfoster@lsbindustries.com or by phone at 405-510-3596

Participants in the Solicitation

LSB and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of LSB, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in LSB's proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2021, and LSB's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 25, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from LSB using the sources indicated above.

LSB INDUSTRIES

13